Exhibit 99.1

Usio Announces Record Full Year 2023 Revenues

Full Year Revenues up 19%; Seventh Consecutive Year of Record Revenue

Adjusted EBITDA up Nearly $3 Million in Fiscal 2023 as Compared to Fiscal 2022

SAN ANTONIO, March 27, 2024 (GLOBE NEWSWIRE) – Usio, Inc: (Nasdaq: USIO), a leading FinTech company that operates a full stack of integrated, cloud-based electronic payment and embedded financial solutions, today announced financial results for the fourth quarter and year 2023, which ended December 31, 2023.

Louis Hoch, Chairman and Chief Executive Officer of Usio, said, “For the seventh consecutive year, Usio achieved record revenues, with full year 2023 revenues of $82.6 million, up 19%.  In addition, Adjusted EBITDA1 totaled $2.4 million for the year.  Both of these results met the fiscal 2023 Guidance established at the outset of 2023, illustrating our focus throughout the year on delivering on our commitments to our shareholders.  Results were achieved  on the strength of our 11th consecutive quarter of quarterly revenue growth primarily attributable to a 21% increase in processing volumes. We ended the year with our strongest ever balance sheet, which provides the resources to support our growth strategy.  We believe that fiscal 2024 will be another year of revenue growth and bottom-line improvement.  In addition to the momentum created by the recurring revenue of our many long-term clients, I am extremely excited by large opportunities in the pipeline that, when contracted, could change our growth trajectory and establish a broader and deeper base in our markets to help us build shareholder value over the long term.”

Full year revenue growth was led by Prepaid, where revenues were up 105% as total dollars loaded on prepaid cards exceeded $100 million in both the third and fourth quarters. Output Solutions revenues were up 11% in fiscal 2023.  In the fourth quarter, Output Solutions added new equipment and technology, significantly expanding capacity, which is expected to power another year of double-digit revenue growth. Card revenues were up 5% for the year.  More importantly, we made progress transitioning to a primarily PayFac portfolio, with PayFac revenues up 25% for the year and now comprising a much larger proportion of our credit card business, which should support stronger future growth. And, our ACH business has turned the corner. In the fourth quarter, ACH revenues grew 4%, which enabled us to post full year ACH revenue growth and to build momentum headed into 2024."

For 2023, total gross profits climbed 27% as gross margins expanded 150 basis points to 22.5% from 21.0% in fiscal 2022.  Selling, general and administrative expense were up just 8% in the year while total operating expenses were up just 4%, reflecting continued strong expense control.  For the year, the Company generated nearly $1.7 million in interest income as a result of negotiations with financial institutions that improved returns on the company’s various cash accounts. The Company closed the 2023 fiscal year with $7.2 million cash on hand compared to year end cash of $5.7 million and no significant debt at December 31, 2022.  The increase in cash was accomplished while $0.6 million was utilized to repurchase shares during the year.

Mr. Hoch concluded, "I am very pleased with the progress achieved across all of our businesses in 2023 and the strong financial position in which it has placed us entering the new year.  I am encouraged with the prospects for 2024.  Our Card pipeline is extremely robust and we are on the precipice of potentially signing some of the largest PayFac deals in the Company’s history.  Output Solutions has significantly expanded their capacity through a major capital improvement program, which we expect will lead to further growth and increased profitability.  After its first ever $100 million card load volume quarter in the third quarter, prepaid set a new record for load volume in the fourth quarter, a key indicator of the underlying strength of their business, And, ACH grew in both the fourth quarter and for the full year after a year of tough comparables.  Margins were up, costs grew significantly below the rate of revenue, and we added $1.5 million of cash to the balance sheet despite expending $0.6 million on share repurchases as the Company demonstrates its belief in the value of our franchise.  Our commitment is to continue to grow the business and to improve bottom line profitability.  With seven consecutive years of growth, we are confident we have the products, solutions and strategies that are meeting the needs of a large and rapidly growing market for electronic payments and adjacent services.”

Fiscal 2024 Guidance

The Company continues to expect strong 10-12% growth in revenue in 2024 while also anticipating 70% - 90% growth in Adjusted EBITDA1  to a range of $4 to $4.5 million and $0.05 to $0.07 EPS. Guidance is conditioned on no appreciable deterioration in economic conditions.

Fourth Quarter 2023 Financial Summary

Revenues were $19.4 million for the fourth quarter, up 4% compared to $18.7 million in the same period last year.

	Three Months Ended December 31,
	(in millions, except percentages)
	2023	2022	$ Change	% Change

ACH and complementary service revenue	$3.9	$3.8	$0.1	4%
Credit card revenue	6.9	6.6	0.2	3%
Prepaid card services revenue	4.0	3.4	0.6	19%
Output solutions revenue	4.6	4.9	(0.3)	(7)%
Total Revenue	$19.4	$18.7	$0.7	4%

Revenue growth was primarily attributable to a 19% increase in Prepaid revenues as well as growth in our ACH and Credit card businesses, compared to the same period last year.

Gross profits were $4.5 million, down 4% from $4.7 million for the same period last year. Gross margins were 23.2% compared to 25.1% in the same period last year. Gross margins in the quarter primarily reflect a shift in revenue mix, and some decrease in prepaid profitability due to the wind down of a large, one-time government card program.

The Company had an operating loss of $0.8 million, compared to an operating loss of $0.1 million from the same period last year.

Adjusted EBITDA1 was a positive $0.3 million in the quarter, up approximately $0.4 million on a sequential basis, but down $0.7 million from $1.0 million in the same period a year ago.

For the quarter, the Company generated $871,000 of interest income compared to $11,000 in the year ago quarter.

Net income for the fourth quarter of 2023 was $0.03 million, or $0.00 per share, compared to net loss of $0.15 million or $(0.01) per share for the same period last year.

During the quarter, the Company repurchased 211,000 shares of its stock at an average price of $1.84 for a total cost of $388,000.

1 See reconciliation of non-GAAP financial measures below

Financial Results for Full Year 2023

Revenues for 2023 were $82.6 million, up 19% from $69.4 million for the same period last year, in line with the Company's guidance for the year.

	Year Ended December 31,
	(in millions, except percentages)
	2023	2022	$ Change	% Change

ACH and complementary service revenue	$14.9	$14.8	$0.1	1%
Credit card revenue	28.5	27.1	1.4	5%
Prepaid card services revenue	18.7	9.1	9.6	105%
Output solutions revenue	20.5	18.4	2.1	11%
Total Revenue	$82.6	$69.4	$13.2	19%

The Company grew revenue in each of its business segments, with Prepaid registering the strongest growth of $9.6 million, or 105%, driven by the success of our disbursement program partnership, including the significant increase in revenues recognized in a large government card program. Output Solutions revenues were up 11%, attributable primarily to the success of cross-selling efforts and the conversion of pipeline opportunities into programs.

Gross profit for the year ended December 31, 2023 was $18.6 million, up 27% from $14.6 million for the same period in 2022. Gross margins were 22.5% for the year ended December 31, 2023 compared to 21.0% in the same period in 2022, generally reflecting a shift in business mix over the year.

The Company significantly reduced its operating loss for the year by $3.3 million to $1.9 million compared to $5.2 million for fiscal 2022. More importantly, the Company reported a comparable $2.8 million improvement in Adjusted EBITDA1 to $2.4 million for the year ended December 31, 2023, compared to a loss of  $0.4 million in 2022. Net loss for the year ended December 31, 2023 was $0.5 million or $(0.02) per share compared to a net loss of $5.5 million or $(0.27) per share in the same period last year.

Conference Call and Webcast

Usio, Inc.'s management will host a conference call with a live webcast Wednesday, March 27, 2024 at 4:30 pm Eastern time to provide a business update.  To listen to the conference call, interested parties within the U.S. should call +1-844-883-3890. International callers should call + 1-412-317-9246. All callers should ask for the Usio conference call. The conference call will also be available through a live webcast, which can be accessed via the company’s website at www.usio.com/invest.

A replay of the call will be available approximately one hour after the end of the call through April 10, 2024. The replay can be accessed via the Company’s website or by dialing +1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 6591869.

About Usio, Inc.

Usio, Inc. (Nasdaq: USIO), is a leading Fintech that operates a full stack of proprietary, cloud-based integrated payment and embedded financial solutions in a single ecosystem to a wide range of merchants, billers, banks, service bureaus and card issuers. The Company operates credit/debit and ACH payment processing platforms, as well as a turn-key card issuing platform to deliver convenient, world-class payment solutions and services to their clients. The company, through its Usio Output Solutions division offers services relating to electronic bill presentment, document composition, document decomposition and printing and mailing services. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the prepaid sector. Usio is headquartered in San Antonio, Texas, and has a development office in Austin, Texas.

Websites: www.usio.com, www.payfacinabox.com, www.akimbocard.com and www.usiooutput.com. Find us on Facebook® and Twitter.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA, adjusted EBITDA, adjusted EBITDA margins and adjusted operating cash flows, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP financial measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles. The Company defines adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option costs and certain non-recurring items, such as costs related to acquisitions. The Company defines adjusted operating cash flow as net cash provided (used) by operating activities, less changes in prepaid card load obligations, customer deposits, merchant reserves and net operating lease assets and obligations. These adjustments to net cash provided (used) by operating activities are not inclusive of any regular expense items, and only include changes in our assets and liabilities accounts on the balance sheet. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA, adjusted EBITDA, and adjusted operating cash flows as indicators of the Company's operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations.

Management believes EBITDA, adjusted EBITDA, adjusted EBITDA margins and adjusted operating cash flows are helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded.

EBITDA, adjusted EBITDA, adjusted EBITDA margins and adjusted operating cash flow should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue, net income, or cash provided (used) by operating activities, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA, adjusted EBITDA, adjusted EBITDA margins and adjusted operating cash flow have limitations as analytical tools and you should not consider these Non-GAAP measures in isolation or as a substitute for analysis of our operating results as reported under GAAP.

1 See reconciliation of non-GAAP financial measures below

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this release include forward-looking statements which are covered by safe harbors. Those statements include, but may not be limited to, all statements regarding management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. These forward-looking statements are identified by the use of words such as "believe," "could," "should," "intend," "look forward," "anticipate," "schedule,” and "expect" among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks related to an economic downturn, the realization of opportunities from the IMS acquisition, the management of the Company's growth, the loss of key resellers, the relationships with the Automated Clearinghouse network, bank sponsors, third-party card processing providers and merchants, the security of our software, hardware and information, the volatility of the stock price, the need to obtain additional financing, risks associated with new legislation, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2023. One or more of these factors have affected, and in the future, could affect the Company’s businesses and financial results in the future and could cause actual results to differ materially from plans and projections. The Company believes that the assumptions underlying the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to management. The Company assumes no obligation to update any forward-looking statements, except as required by law.

Contact:

Paul Manley

Senior Vice President, Investor Relations

Paul.Manley@usio.com

612-834-1804

USIO, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$7,155,687	$5,709,117
Accounts receivable, net	5,564,138	4,371,640
Settlement processing assets	44,899,603	49,737,068
Prepaid card load assets	31,578,973	20,170,761
Customer deposits	1,865,731	1,554,122
Inventory	422,808	507,355
Prepaid expenses and other	444,071	450,389
Current assets before merchant reserves	91,931,011	82,500,452
Merchant reserves	5,310,095	4,909,501
Total current assets	97,241,106	87,409,953

Property and equipment, net	3,660,092	3,222,816

Other assets:
Intangibles, net	1,753,333	2,625,360
Deferred tax asset	1,504,000	1,504,000
Operating lease right-of-use assets	2,420,782	2,795,483
Other assets	355,357	355,357
Total other assets	6,033,472	7,280,200

Total Assets	$106,934,670	$97,912,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,031,141	$858,622
Accrued expenses	3,801,278	3,721,108
Operating lease liabilities, current portion	633,616	617,319
Equipment loan, current portion	107,270	56,429
Settlement processing obligations	44,899,603	49,737,068
Prepaid card load liabilities	31,578,973	20,170,761
Customer deposits	1,865,731	1,554,122
Current liabilities before merchant reserve obligations	83,917,612	76,715,429
Merchant reserve obligations	5,310,095	4,909,501
Total current liabilities	89,227,707	81,624,930

Non-current liabilities:
Equipment loan, non-current portion	718,980	14,994
Operating lease liabilities, non-current portion	1,919,144	2,338,947
Total liabilities	91,865,831	83,978,871

Stockholders' Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares issued and outstanding in 2023 and 2022	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 28,671,606 and 27,044,900 issued and 26,332,523 and 25,097,963 outstanding in 2023 and 2022	197,087	195,471
Additional paid-in capital	97,479,830	94,048,603
Treasury stock, at cost; 2,339,083 and 1,946,937 shares in 2023 and 2022	(4,362,150)	(3,749,027)
Deferred compensation	(6,907,775)	(5,697,900)
Accumulated deficit	(71,338,153)	(70,863,049)
Total stockholders' equity	15,068,839	13,934,098

Total Liabilities and Stockholders' Equity	$106,934,670	$97,912,969

USIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended (unaudited)		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues	$19,362,718	$18,705,496	$82,591,109	$69,428,285
Cost of services	14,871,207	14,015,833	63,992,417	54,835,069
Gross profit	4,491,511	4,689,663	18,598,692	14,593,216

Selling, general and administrative:
Stock-based compensation	545,711	531,666	2,222,969	2,072,041
Other expenses	4,195,580	3,677,161	16,216,690	15,000,487
Depreciation and Amortization	521,932	571,650	2,081,533	2,735,118
Total operating expenses	5,263,223	4,780,477	20,521,192	19,807,646

Operating (loss)	(771,712)	(90,814)	(1,922,500)	(5,214,430)

Other income:
Interest income	871,261	10,762	1,695,122	15,237
Other income	—	—	50,000	—
Interest expense	(3,614)	(807)	(5,202)	(4,051)
Other income and (expense), net	867,647	9,955	1,739,920	11,186

Income (loss) before income taxes	95,935	(80,859)	(182,580)	(5,203,244)

Federal income tax (benefit)	—	—	—	—
State income tax expense	70,000	70,000	292,524	280,000
Income taxes	70,000	70,000	292,524	280,000

Net Income (Loss)	$25,935	$(150,859)	$(475,104)	$(5,483,244)

Earnings (Loss) Per Share
Basic (loss) per common share:	$0.00	$(0.01)	$(0.02)	$(0.27)
Diluted (loss) per common share:	$0.00	$(0.01)	$(0.02)	$(0.27)
Weighted average common shares outstanding
Basic	20,118,351	20,548,742	20,105,968	20,379,386
Diluted	26,503,251	20,548,742	20,105,968	20,379,386

USIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2023	December 31, 2022
Operating Activities
Net (loss)	$(475,104)	$(5,483,244)
Adjustments to reconcile net (loss) to net cash provided (used) by operating activities:
Depreciation	1,209,506	1,196,584
Amortization	872,027	1,538,534
Employee stock-based compensation	2,190,369	2,072,041
Vendor stock-based compensation	32,600	—
Amortization of warrant costs	—	20,963
Non-cash revenue from return of treasury stock	(156,162)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,192,498)	607,853
Prepaid expenses and other	6,318	(23,426)
Operating lease right-to-use assets	374,701	6,630
Other assets	—	(10,000)
Inventory	84,547	(72,823)
Accounts payable and accrued expenses	252,689	853,965
Operating lease liabilities	(403,506)	(24,052)
Prepaid card load obligations	11,408,212	(16,420,132)
Merchant reserves	400,594	(1,471,652)
Customer deposits	311,609	189,929
Deferred revenue	—	(17,647)
Net cash provided (used) by operating activities	14,915,902	(17,036,477)

Investing Activities
Purchases of property and equipment	(834,964)	(812,242)
Net cash (used) by investing activities	(834,964)	(812,242)

Financing Activities
Payments on equipment loan	(56,992)	(54,771)
Purchases of treasury stock	(456,961)	(1,344,569)
Net cash (used) by financing activities	(513,953)	(1,399,340)

Change in cash, cash equivalents, prepaid card load assets, customer deposits and merchant reserves	13,566,985	(19,248,059)
Cash, cash equivalents, prepaid card load assets, customer deposits and merchant reserves, beginning of year	32,343,501	51,591,560

Cash, Cash Equivalents, Prepaid Card Load Assets, Customer Deposits and Merchant Reserves, End of Year	$45,910,486	$32,343,501

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$5,202	$4,051
Income taxes	116,204	269,500
Non-cash investing and financing activities:
Issuance of deferred stock compensation	2,650,505	166,229
Non-cash transaction for acquisition of equipment in exchange for note payable	811,819	—

USIO, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid- In	Treasury	Deferred	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Stock	Compensation	Deficit	Equity

Balance at December 31, 2021	26,807,145	$195,235	$93,100,129	$(2,404,458)	$(6,842,195)	$(65,379,805)	$18,668,906

Issuance of common stock under equity incentive plan	369,755	368	1,182,939	—	(166,329)	—	1,016,978
Warrant compensation cost	—	—	20,963	—	—	—	20,963
Reversal of deferred compensation amortization that did not vest	(132,000)	(132)	(255,428)	—	145,498	—	(110,062)
Deferred compensation amortization	—	—	—	—	1,165,126	—	1,165,126
Purchase of treasury stock	—	—	—	(1,344,569)	—	—	(1,344,569)
Net (loss) for the year	—	—	—	—	—	(5,483,244)	(5,483,244)

Balance at December 31, 2022	27,044,900	$195,471	$94,048,603	$(3,749,027)	$(5,697,900)	$(70,863,049)	$13,934,098

Issuance of common stock under equity incentive plan	1,731,506	1,731	3,619,315	—	(2,650,505)	—	970,541
Reversal of deferred compensation amortization that did not vest	(115,000)	(115)	(188,088)	—	103,091	—	(85,112)
Deferred compensation amortization	—	—	—	—	1,337,539	—	1,337,539
Non-cash return of treasury stock	—	—	—	(156,162)	—	—	(156,162)
Purchase of treasury stock	—	—	—	(456,961)	—	—	(456,961)
Net (loss) for the year	—	—	—	—	—	(475,104)	(475,104)
Balance at December 31, 2023	28,661,406	$197,087	$97,479,830	$(4,362,150)	$(6,907,775)	$(71,338,153)	$15,068,839

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended (unaudited)		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Reconciliation from Operating Income/(Loss) to Adjusted EBITDA:
Operating Income/(Loss)	$(771,712)	$(90,814)	$(1,922,500)	$(5,214,430)
Depreciation and amortization	521,932	571,650	2,081,533	2,735,118
EBITDA	(249,780)	480,836	159,033	(2,479,312)
Non-cash stock-based compensation expense, net	545,711	531,666	2,222,969	2,072,041
Adjusted EBITDA	$295,931	$1,012,502	$2,382,002	$(407,271)

Calculation of Adjusted EBITDA margins:
Revenues	$19,362,718	$18,705,496	$82,591,109	$69,428,285
Adjusted EBITDA	295,931	1,012,502	2,382,002	(407,271)
Adjusted EBITDA margins	1.5%	5.4%	2.9%	(0.6)%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	December 31, 2023	December 31, 2022

Reconciliation from Operating Cash Flow (used) to Non-GAAP Adjusted Operating Cash Flow (used):
Net cash provided (used) by operating activities	$14,915,902	$(17,036,477)
Operating cash flow (used) adjustments:
Prepaid card load obligations	(11,408,212)	16,420,132
Customer deposits	(311,609)	(189,929)
Merchant reserves	(400,594)	1,471,652
Operating lease right-of-use assets	(374,701)	(6,630)
Operating lease liabilities	403,506	24,052
Total adjustment of cash provided (used) by operating activities	$(12,091,610)	$17,719,277
Adjusted operating cash flows (used)	$2,824,292	$682,800